Exhibit 10.5

TRANSITION AGREEMENT AND RELEASE
This Separation Agreement and Release (“Agreement”) is made by and between Mark F. Anderson (“Employee”) and Palo Alto Networks, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).
RECITALS
WHEREAS, Employee was employed at-will by the Company;
WHEREAS, Employee signed an Employee Invention Assignment and Confidentiality Agreement with the Company (the “Confidentiality Agreement”) and a Directors and Officers Indemnification Agreement (“D&O Indemnification Agreement”);
WHEREAS, the Company and Employee have entered into various restricted stock and restricted stock unit award agreements (collectively the “Stock Agreements”) covering Employee equity awards (the “Equity Awards”);
WHEREAS, Employee resigned from employment with the Company effective October 31, 2018 and will seamlessly and without interruption continue as an advisor under an Advisor Agreement with the Company, attached hereto as Exhibit A (the “Advisor Agreement”) until May 1, 2019, or such earlier date the Advisor Agreement is terminated as set forth therein (the “Separation Date”); and
WHEREAS, pursuant to the Advisor Agreement, Employee is entitled to receive certain cash compensation and continued vesting of Equity Awards under the Stock Agreements;
WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company.
NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:
COVENANTS
1.Employee Transition & Consideration.

a.
October 31, 2018 will be the last day of employment with the Company (the “Employment End Date”). Effective immediately following the Employment End Date, Employee will seamlessly and without interruption continue with the Company in the role of Advisor. The Advisor Agreement sets forth the terms of the advisory service.

b.
Subject to his execution and non-revocation of this Agreement, and to his compliance with the terms and conditions of the Advisor Agreement and this Agreement, the Company will provide Employee with the compensation set forth in the Advisor Agreement. Employee acknowledges that without this

Agreement, he is otherwise not entitled to continue services and receive the Equity Vesting as set forth in the Advisor Agreement.

c.	Employee’s participation in the Company’s benefit plans will cease as of the Employment End Date, provided Employee may election continuation coverage under COBRA.

d.	Upon the Separation Date, Employee agrees to sign the Supplemental Release Agreement, attached hereto as Exhibit B.
2.Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, leave, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee. Employee further acknowledges and represents that he has received any leave to which he was entitled or which he requested, if any, under the California Family Rights Act and/or the Family Medical Leave Act, or any other applicable law or requirement, and that he did not sustain any workplace injury, during his employment with the Company.
3.Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”) arising out of or in any way connected with Employee's employment relationship with, or the termination of Employee's employment with the Company. Employee, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:
a.    any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;
b.    any and all claims relating to, or arising from, Employee’s right to purchase (except Employee’s right to purchase or acquire Equity Awards as provided in this Agreement and the Advisor Agreement), or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
c.    any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;
d.    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act, except as prohibited by law; the Immigration Reform and Control Act, the National Labor Relations Act, the Sarbanes-Oxley Act of 2002; the Uniformed Services Employment and Reemployment Rights Act; the California Family Rights Act; the California Labor Code, except as prohibited by law; the California Workers’ Compensation Act, except as prohibited by law; and the California Fair Employment and Housing Act;
e.    any and all claims for violation of the federal or any state constitution;
f.    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
g.    any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and
h.    any and all claims for attorneys’ fees and costs.
Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement, nor any rights to indemnification set forth in the Company’s Certificate of Incorporation, Bylaws, the D&O Indemnification Agreement or the Delaware General Corporation Law. This release does not release claims that cannot be released as a matter of law, including, but not limited to, any Protected Activity (as defined below). This release of claims does not apply to any indemnification rights owed to Employee by the Company pursuant to any contract or statute (including, without limitation, California Labor Code Section 2802), or under any common law.
4.Acknowledgment of Waiver of Claims under ADEA. Employee understands and acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further understands and acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.
5.California Civil Code Section 1542. Employee acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.
6.No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.
7.Application for Employment. Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company, and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company. Employee further agrees not to apply for employment with the Company.
8.Trade Secrets and Confidential Information/Company Property. Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and non-solicitation of Company employees. Employee’s signature below constitutes his certification under penalty of perjury that he has returned all documents and other items provided to Employee by the Company (with the exception of a copy of any applicable Employee Handbook and personnel documents specifically relating to Employee), developed or obtained by Employee in connection with his employment with the Company, or otherwise belonging to the Company.
9.No Cooperation. Subject to Section 27 governing Protected Activity, Employee agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that he cannot provide counsel or assistance.
10.Non-Disparagement. Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. Employee shall direct any inquiries by potential future employers to the Company’s human resources department, which shall use its best efforts to provide only the Employee’s last position and dates of employment. The Company agrees that it will refrain from any disparagement, defamation, libel, or slander of Employee, Employee understands and acknowledges that the Company’s obligations under this Section 10 apply only to its current officers and directors (as of the date hereof) and only for so long as they serve in such capacity at the Company.
11.Breach. In addition to the Attorneys’ Fees Section below, Employee acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement, except as provided by law. Except as provided by law, Employee shall also be responsible to the Company for all costs, attorneys’ fees, and any and all damages incurred by the Company in (a) enforcing Employee’s obligations under this Agreement or the Confidentiality Agreement, including the bringing of any action to recover the consideration, and (b) defending against a claim or suit brought or pursued by Employee in violation of the terms of this Agreement.
12.No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.
13.Non-Solicitation. Employee agrees that through December 31, 2019, Employee shall not directly or indirectly solicit any of the Company’s employees to leave their employment at the Company.
14.Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.
15.ARBITRATION. EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, EMPLOYEE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”).  THE FAA’S SUBSTANTIVE AND PROCEDURAL RULES SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT, AND ANY STATE COURT OF COMPETENT JURISDICTION MAY STAY PROCEEDINGS PENDING ARBITRATION OR

COMPEL ARBITRATION IN THE SAME MANNER AS A FEDERAL COURT UNDER THE FAA. EMPLOYEE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EMPLOYEE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EMPLOYEE’S INDIVIDUAL CAPACITY. ANY ARBITRATION WILL OCCUR IN SANTA CLARA COUNTY, CALIFORNIA, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE PARTIES AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW.  THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. EMPLOYEE UNDERSTANDS THAT THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW.  THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, INCLUDING, BUT NOT LIMITED TO THE ARBITRATION SECTION OF THE CONFIDENTIALITY AGREEMENT, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT IN THIS SECTION SHALL GOVERN.
16.Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on his behalf under the terms of this Agreement. Employee agrees and understands that he is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay, or Employee’s delayed payment of, federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs. The Parties agree and acknowledge that the payments made pursuant to Section 1 of this Agreement are not related to sexual harassment or sexual abuse and not intended to fall within the scope of 26 U.S.C. Section 162(q).
17.Section 409A. The Company intends that all payments under the Agreement are exempt from, or comply with, the requirements of Section 409A of the Internal Revenue Code of 1986 as amended and the final Treasury Regulations and official IRS guidance thereunder (collectively, “Section 409A”). To the extent it is necessary to avoid subjecting Employee to an additional tax under Section 409A, payment of all or a portion of the severance-related amounts described in this Agreement and any other separation payments or separation benefits, that in each case, when considered together are considered deferred compensation for purposes of Section 409A (collectively, “Deferred Payments”) will be delayed until the date that is six months and one day following Employee’s separation from service; provided, however, that in the event of Employee’s death following Employee’s separation from service but before the six month anniversary of Employee’s separation from service, then any payments delayed in accordance with this sentence will be payable in a lump sum as soon as administratively practicable after the date of Employee’s death, and any other payments or benefits due will be payable in accordance with the payment schedule applicable to them. Employee and the Company agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Employee under Section 409A. However, the Company does not guarantee that any payments or benefits under this Agreement or otherwise comply with Section 409A and Employee is solely responsible for the payment of all taxes owed on account of all such payments and benefits.
18.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through his to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
19.No Representations. Employee represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.
20.Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.
21.Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

22.Entire Agreement. This Agreement, along with the Advisor Agreement, represent the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersede and replace any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the Confidentiality Agreement, the D&O Indemnification Agreement and the Stock Agreements.
23.No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.
24.Governing Law. With the exception of the arbitration requirements set forth above, this Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. To the extent that any lawsuit is permitted under this Agreement, Employee hereby expressly consents to personal and exclusive jurisdiction and venue of the state and federal courts in the State of California.
25.Effective Date. Employee understands that this Agreement shall be null and void if not executed by Employee within twenty-one (21) days, as set forth above. Employee shall not sign this Agreement until after the Employment End Date. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).
26.Counterparts. This Agreement may be executed in counterparts, and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Agreement may be executed and delivered by facsimile, photo, email, PDF, or other electronic transmission or signature.
27.Protected Activity Not Prohibited. Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging in any Protected Activity, including filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Employee understands that in connection with such Protected Activity, Employee is permitted to disclose documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the Confidentiality Agreement to any parties other than the Government Agencies. Employee further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Any language in the Confidentiality Agreement regarding Employee’s right to engage in Protected Activity that conflicts with, or is contrary to, this section is superseded by this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
28.Voluntary Execution of Agreement. Employee understands and agrees that he executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the other Releasees. Employee acknowledges that Employee:

(a)	has read this Agreement;

(b)	has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel;

(c)	understands the terms and consequences of this Agreement and of the releases it contains; and

(d)	is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

MARK F. ANDERSON, an individual

Dated:	10/31/18	/s/ MARK F. ANDERSON
Mark F. Anderson

PALO ALTO NETWORKS, INC.

Dated:	11/12/18	By:	/s/ NIKESH ARORA
Nikesh Arora
Chief Executive Officer

EXHIBIT A

ADVISOR AGREEMENT

EXHIBIT B

SUPPLEMENTAL RELEASE AGREEMENT
This Supplemental Release Agreement is made by and between Mark F. Anderson (“Advisor”) and Palo Alto Networks, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

1.Consideration. In consideration for the Equity Vesting (as defined in the Advisor Agreement), Advisor hereby extends Advisor’s release and waiver of claims to any claims that may have arisen between the Effective Date (as defined in Advisor’s Transition Agreement and Release (the “Transition Agreement”)) and the Supplemental Release Effective Date (as defined below).

2.Incorporation of Terms of Transition Agreement. The undersigned Parties further acknowledge that the terms of the Transition Agreement, including Sections 2 (Payment of Salary and Receipt of All Benefits), 3 (Release of Claims), 8 (Trade Secrets and Confidential Information/Company Property), 9 (No Cooperation), 10 (Nondisparagement), 11 (Breach), 13 (Non-Solicitation), Section 22 (Entire Agreement), and Section 27 (Protected Activity) shall apply to this Supplemental Release Agreement.

3.Supplemental Release Effective Date. Advisor understands that this Supplemental Release Agreement shall be null and void if not executed by Advisor, and returned to the Company, within 21 days after the Separation Date (as defined in the Transition Agreement). Each Party 7 days after that Party signs this Supplemental Release Agreement to revoke it. This Supplemental Release Agreement will become effective on the 8th day after Advisor signed this Supplemental Release Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Supplemental Release Effective Date”).

4.Voluntary Execution of Agreement. Advisor understands and agrees that Advisor executed this Supplemental Release Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Advisor’s claims against the Company and any of the other Releasees (as defined in the Transition Agreement). Advisor acknowledges that:

(a)	Advisor has read this Supplemental Release Agreement;

(b)	Advisor cannot sign the Supplemental Release Agreement before the Separation Date;

(c)	Advisor has been represented in the preparation, negotiation, and execution of this Supplemental Release Agreement by legal counsel of Advisor’s own choice or has elected not to retain legal counsel;

(d)	Advisor understands the terms and consequences of this Supplemental Release Agreement and of the releases it contains; and

(e)	Advisor is fully aware of the legal and binding effect of this Supplemental Release Agreement.

IN WITNESS WHEREOF, the Parties have executed this Supplemental Release Agreement on the respective dates set forth below.

MARK F. ANDERSON, an individual

Dated:	11/6/18	/s/ MARK F. ANDERSON
Mark F. Anderson

PALO ALTO NETWORKS, INC.

Dated:	11/12/18	By:	/s/ NIKESH ARORA
Nikesh Arora
CEO

PALO ALTO NETWORKS, INC.
ADVISOR AGREEMENT
This Advisor Agreement (the “Advisor Agreement”) is entered into by and between Palo Alto Networks, Inc. (the “Company”) and Mark F. Anderson (the “Advisor”), effective as of immediately following the end of Advisor’s employment with the Company (the “Effective Date”), subject to the following sentence. As a condition to the effectiveness of this Advisor Agreement, Advisor agrees that the Transition Agreement and Release (the “Transition Agreement”), which is incorporated herein by reference, must be effective and irrevocable within 10 days following Advisor’s termination of employment (the “Deadline”). If the Transition Agreement is not effective and irrevocable by the Deadline, then this Advisor Agreement automatically terminates. Any capitalized term not otherwise defined in this Advisor Agreement shall have the meaning set forth in the Transition Agreement.
1.Advisory Relationship. During the term of this Advisor Agreement, Advisor will serve as an advisor to the Company and provide services (the “Services”) to the Company as described on Appendix A attached to this Advisor Agreement.
2.Term.    Advisor shall provide Services under this Advisor Agreement from the Effective Date through May 1, 2019 (the “Term”). Advisor may terminate the Advisor Agreement for convenience prior to the expiration of the Term upon thirty days’ notice. The Company may terminate this Advisor Agreement if Advisor has breached this Advisor Agreement and Advisor has not cured such breach within 10 business days after being notified in writing of the breach by the Company. Notwithstanding the foregoing, if Advisor accepts full-term employment prior to the Term date, then this Advisor Agreement automatically terminates.
3.Compensation. In exchange for the Services to be rendered to Company hereunder, Company shall provide Advisor, as full and complete compensation for the Services rendered hereunder, the compensation set forth in Appendix A.
4.Expenses. The Company shall pay for Advisor’s reasonable travel-related expenses for such travel that Advisor incurs at the Company’s specific request. The Company shall have no obligation to reimburse Advisor for local travel. Except for such costs and expenses specifically incurred by Advisor at the Company’s request or with the Company’s prior written approval, the Company shall not be responsible for any other costs and expenses incurred by Advisor in performing the Services for the Company.
5.Independent Contractor. Advisor’s relationship with the Company during the Term will be that of an independent contractor and not that of an employee. Advisor will not be eligible for any employee benefits. Notwithstanding the foregoing, as a result of the compensation being in lieu of severance and thus incident to Advisor’s employment, the Company will report all compensation paid to Advisor as “wages” within the meaning of Section 3401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and accordingly such wages will be subject to regular withholdings by the Company. Advisor will have no authority to enter into contracts that bind the Company or create obligations on the part of the Company.

6.Consulting or other Services for Competitors. Advisor agrees that, during the Term of this Advisor Agreement, he will not perform consulting or other services for any company, person or entity whose business or proposed business in any way involves products or services which could reasonably be determined to be competitive with the products or services or proposed products or services of the Company.
7.Conflicts with this Agreement. Advisor represents and warrants that Advisor is not under any pre-existing obligation in conflict, or in any way inconsistent, with the provisions of this Advisor Agreement, and that Advisor’s performance of this Advisor Agreement and the Services will not breach any invention assignment, proprietary information, confidentiality or other agreement with any other party, including any entity that employs or employed Advisor prior to the Effective Date or for which Advisor performed services prior to the Effective Date. Advisor represents that he will not bring to the Company or use in the performance of the Services any documents, materials, or intangibles of a former employer or third party that are not generally available to the public. Advisor will not knowingly infringe upon any copyright, patent, trade secret or other proprietary right of any former client, employer or third party in the performance of the services required by this Advisor Agreement.
8.Miscellaneous.
(a)Amendments and Waivers. Any term of this Advisor Agreement may be amended or waived only with the written consent of the parties.
(b)Sole Agreement. This Advisor Agreement, including Appendix A hereto, the Indemnification Agreement, the Stock Agreements, and the Transition Agreement constitute the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof, including, but not limited to, Advisor’s employment letter with the Company dated May 23, 2012. For clarity, Advisor will be covered under the Indemnification Agreement through end of the Term of this Agreement, and the tail of the Indemnification Agreement shall continue as if the end of the Term of this Agreement was the date Advisor ceased to be an officer of the Company.
(c)Notices. Any notice required or permitted by this Advisor Agreement shall be in writing and delivered personally, by confirmed facsimile transmission, by courier or by an internationally-recognized delivery service, and in each instance will be deemed given upon receipt. All notices will be addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.
(d)Choice of Law. The validity, interpretation, construction and performance of this Advisor Agreement shall be governed by the laws of California, without giving effect to the principles of conflict of laws.
(e)Severability.    If one or more provisions of this Advisor Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Advisor Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.
(f)Counterparts.    This Advisor Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.
(g)Resolution of Disputes; Jurisdiction.    Sections 15 and 24 of the Transition Agreement are incorporated herein by reference.

[remainder of page blank]

[signature page to follow]

The parties have executed this Advisor Agreement as of the date set forth above.

Palo Alto Networks, Inc.
By:	/s/ NIKESH ARORA
Name:	Nikesh Arora
Title:	CEO
Address:	3000 Tannery Way
Santa Clara, CA 95054

Advisor
By:	/s/ MARK F. ANDERSON
(Signature)

Mark F. Anderson
(Print Name)

Address:	15600 Glen Una Dr.
Los Gatos, CA 95030

[signature page of Advisor Agreement]

APPENDIX A
DESCRIPTION OF SERVICES
Services:
Advisor will perform such reasonable transition advisory services reasonably requested by the Company’s Chief Executive Officer.
The Services shall in all cases be at a level equal to 20% or less of Advisor’s services as an employee during the 36-month period prior to the Effective Date. Accordingly, a “separation from service” within the meaning of Section 409A occurred as of the Employment End Date.
Compensation:
Upon the Effective Date of the Transition Agreement, Advisor will be paid a lump sum payment equal to $[______]1, less withholdings.
During the Term, Advisor will continue to be paid his current base salary (which is $775,000) annually. This compensation will be paid through the Company’s payroll and will be reduced by regular withholdings.
Further, the vesting of all equity awards under the Stock Agreements shall continue to vest during the Term (the “Equity Vesting”), subject to Advisor’s execution and non-revocation of the Supplemental Release Agreement (as attached as Exhibit B to the Transition Agreement). If the Supplemental Release Agreement is not effective and irrevocable within 30 days following the Separation Date, then all rights to the Equity Vesting shall be forfeited and the Company can claw-back any Equity Vesting that occurred after the Employment End Date. The Company may require any shares settled after the Employment End Date to be held in an account with a captive broker with no-sale instructions until the Supplemental Release Effective Date to enforce this paragraph.
Notwithstanding anything herein to the contrary, for the avoidance of doubt, if Advisor accepts full-time employment with another employer during the Term, this Advisor Agreement terminates automatically and all the compensation herein shall cease.

ADVISOR		PALO ALTO NETWORKS, INC.
By:	/s/ MARK F. ANDERSON	By:	/s/ NIKESH ARORA
	(Signature)		(Signature)

____________________________
1 This is the amount to cover 6 months of COBRA.

Name:	Mark F. Anderson	Name/Title:	Nikesh Arora, CEO
Date:	10/15/18	Date:	10/15/18